Exhibit 10.5
SH EMPLOYEECO LLC
UNIT AWARD AGREEMENT
THIS UNIT AWARD AGREEMENT (this “Agreement”) dated as of ___________, 20__ (the “Effective Date”), is entered into by and between SH Employeeco LLC, a Delaware limited liability company (the “Company”), and ________ (the “Executive”). Capitalized terms used in this Agreement but not otherwise defined herein shall have their respective meanings set forth in the Limited Liability Company Agreement of SH Employeeco LLC (the “LLC Agreement”) or the Station Holdco LLC Profit Units Plan (the “Plan”), as applicable.
THE PARTIES HERETO AGREE AS FOLLOWS:
1.Issuance of Award. The Company hereby, effective as of the Effective Date, (a) grants to the Executive an award of __________ Units (the “Award Units”), and (b) admits the Executive as a Member of the Company, in consideration of the Executive's services to the Company and its affiliates, on and subject to the terms and conditions set forth herein and in the LLC Agreement.

2.Forfeiture and Purchase. The Award Units shall be subject to forfeiture pursuant to Section 3.2(a) and Section 3.6 of the LLC Agreement and Section 12 of the Plan and shall be subject to purchase or redemption pursuant to Section 7.4 and Section 7.6 of the LLC Agreement.

3.Vesting of Units. Subject to Section 2 hereof, and provided that the Executive's employment with Station Casinos LLC, the Company or any other Controlled Affiliate of the Company has not terminated on or before the applicable vesting date, the Award Units shall vest in equal annual installments on ________, 2012 (the “Vesting Date”) and each of the first three (3) anniversaries of the Vesting Date.

4.Representations, Warranties, Covenants, and Acknowledgments of Executive. Executive hereby represents, warrants, covenants, acknowledges and agrees that:

4.1Investment. The Executive is acquiring the Award Units for the Executive's own account, and not for the account of any other Person. The Executive is acquiring the Award Units for investment and not with a view to distribution or resale thereof except in compliance with applicable laws regulating securities.

4.2Relation to Company. The Executive has become personally familiar with the business of the Company.

4.3Access to Information. The Executive has had the opportunity to ask questions of, and to receive answers from, the Company with respect to the terms and conditions of the transactions contemplated hereby and with respect to the business, affairs, financial conditions, and results of operations of the Company.

4.4Tax Advice. The Company has made no warranties or representations to the Executive with respect to the income tax consequences of the transactions contemplated by this Agreement, and the Executive is in no manner relying on the Company or its representatives for an assessment of such tax consequences.

5.Binding Effect. Subject to the limitations set forth in this Agreement, this Agreement shall be binding upon, and inure to the benefit of, the executors, administrators, heirs, legal representatives, successors and assigns of the parties hereto.

6.Section 83(b) Election. The Executive (and his spouse, as applicable) shall execute and deliver to the Company with this executed Agreement, a copy of an Acknowledgment of Section 83(b) Election (the “Acknowledgment”) substantially in the form attached hereto as Exhibit A. The Executive (and his spouse, as applicable) shall execute and submit with the Acknowledgment a copy of the election pursuant to Section 83(b) (the “Section 83(b) Election”) of the Internal Revenue Code of 1986, as amended (the “Code”), substantially in the form attached hereto as Exhibit B. The Executive should consult his or her tax advisor to determine if there is a comparable election to file in the State of his residence and whether such filing is desirable under the circumstances. Any payments to the Executive hereunder shall be subject to applicable tax withholding, if any. The Executive shall be responsible for the payment of all taxes with respect to Award Units. The Company shall have no liability to the Executive (or his spouse, as applicable) if the actual fair market value of the Award Units on the date hereof exceeds the amount specified in the Section 83(b) Election.

7.Restrictions on Transfer. The Award Units are subject to the terms and conditions of the LLC Agreement, including, without limitation, the restrictions on transfer set forth in Article 9 of the LLC Agreement.

8.Notices. All notices, demands or requests required or permitted under this Agreement must be in writing, and shall be provided in accordance with the LLC Agreement.

9.Successors and Assigns. Except as otherwise provided in the LLC Agreement, the rights, duties, and obligations under this Agreement may not be assigned by the Executive or the Company, except that this Agreement shall be assignable by the Company to any successor entity, including an entity acquiring all or substantially all of the assets of the Company. The provisions of this Agreement shall be binding on any such assignee.

10.Entire Agreement; Waivers. This Agreement, together with the LLC Agreement, constitutes the entire agreement among the parties pertaining to the subject matter hereof and supersedes all prior agreements, understandings, negotiations and discussions, whether oral or written, of the parties. There are no agreements, understandings, specific restrictions, warranties, or representations relating to said subject matter between the parties other than those set forth herein or herein provided for. The failure of a party to insist upon strict performance of any provision of this Agreement in any one or more instances shall not be construed as a waiver or relinquishment of the right to insist upon strict compliance with such provision in the future.

11.Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced as a result of any rule of law or public policy, all other terms and other provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated by this Agreement is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that the transactions contemplated by this Agreement are fulfilled to the greatest extent possible.

12.Governing Law. The validity, construction and effect of this Agreement, and of any determinations or decisions made by the Manager relating to this Agreement, and the rights of any and all persons having or claiming to have any interest under this Agreement, shall be governed by and construed in accordance with the laws of the State of Delaware without regard to otherwise governing principles of conflicts of law. Any dispute arising hereunder shall be subject to the provisions of Section 13.11 of the LLC Agreement. The parties hereto each waive their respective rights to a jury trial in any court action arising between the parties, whether under this Agreement or otherwise related to this Agreement, and whether made by claim, counterclaim, third-party claim, or otherwise. The Agreement of each party to waive its/his right to a jury trial shall be binding on its/his successors and assigns.

13.Counterparts. This Agreement may be executed in any number of counterparts, any of which may be executed and transmitted by facsimile, and each of which shall be deemed to be an original, but all of which together shall be deemed to be one and the same instrument.

14.Regulatory Compliance. The Award Units shall be subject to mandatory disposition pursuant to, and in accordance with, Section 7.6 of the LLC Agreement.

15.No Guarantee of Employment. Nothing in this Agreement shall confer any right on the Executive to be employed or continue in the employment of Station Casinos LLC or the Company (or their respective Affiliates) nor shall it interfere in any way with the right of Station Casinos LLC or the Company (or their respective Affiliates) to terminate such employment at any time with or without Cause or notice and whether or not such termination results in (i) the failure of any Award Unit to vest; (ii) the forfeiture of any unvested or vested portion of any Award Unit; and/or (iv) any other adverse effect on the Executive's rights hereunder. No Award Unit shall be construed as a contract of employment or service relationship between Station Casinos LLC, the Company or any of their respective Affiliates and the Executive, nor as a contractual right of the Executive to continue in the employ of, or in a service relationship with, Station Casinos LLC, the Company or any of their respective Affiliates for any period of time.

16.Agreement with Plan, LLC Agreement and LLC Agreement of Holdco. Executive agrees to comply with the terms of the Plan, the terms of the LLC Agreement and, to the extent the LLC distributes units in Station Holdco LLC (“Holdco”) to Executive with respect to Executive's Award Units, the terms of the Limited Liability Company Agreement of Holdco. Executive agrees that he or she will execute and deliver all agreements, acknowledgements requested by the LLC or Holdco to further acknowledge or evidence such agreement or to take any actions contemplated by the Plan or any of the other agreements referred to in this Section 16.